NEWS RELEASE
                                                                        CONTACT:
                                                                 Karen L. Howard
                   Vice President, Treasurer and Interim Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                            Phone:  716-689-5550
                                                        karen.howard@cmworks.com


    COLUMBUS MCKINNON REPORTS ON RESULTS OF ANNUAL MEETING
       o   ALL DIRECTORS RE-ELECTED FOR TERM ENDING AUGUST 2006
       o   ERNEST R. VEREBELYI ELECTED CHAIRMAN
       o   PRESIDENT & CEO PROVIDES OUTLOOK FOR THE FORESEEABLE FUTURE

Amherst, New York, Monday, August 15, 2005 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, announced today that at its Annual Meeting of Shareholders, the shareholders re-elected its directors for the term ending August 2006. The re-elected Directors for Columbus McKinnon, which comprise the total board, are Wallace W. Creek, Richard H. Fleming, Linda
A. Goodspeed, Herbert P. Ladds, Jr., Carlos Pascual, Stephen Rabinowitz, Timothy
T. Tevens and Ernest R. Verebelyi. There were 14,979,746 shares entitled to vote at the meeting. Each director received in excess of 13 million votes for re-election.

During management's presentation, Timothy T. Tevens, President and CEO, commented on the performance of the Company and its outlook. He noted, "Our sales closely correlate with industrial capacity utilization. As utilization increases, we tend to see increases in orders. Industrial capacity utilization in the U.S. has been increasing the last twelve to eighteen months and similar increases are being realized around the world."

He continued, "Orders continue at a solid pace. We believe that, based on the global economy's industrial strength, our expansion into international markets, our new product introductions and our measurable productivity improvements, in the foreseeable future we could return to the $600 million level in sales and achieve operating profit margins in the 11% - 12% range."

Management also discussed its continued focus on reducing debt with a target 50% debt-to-total capitalization, and reviewed its financing strategies to improve its financial flexibility.

No other matters were brought forth at the meeting. At a meeting following the Annual Meeting of Shareholders, the Board of Directors of Columbus McKinnon Corporation elected Ernest R. Verebelyi as its Chairman, as planned according to its July 22, 2005 news release. Herbert P. Ladds, Jr., retired as Chairman, but will remain on the Board in order to provide for a smooth transition.

ABOUT COLUMBUS MCKINNON

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, cranes, chain and forged attachments. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its web site at HTTP://WWW.CMWORKS.COM.



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SAFE HARBOR STATEMENT

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, and involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including continued global strength in the industrial economy, customer acceptance of new products, the success of international sales efforts, the effectiveness of productivity improvements and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.


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